Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results

Fourth Quarter Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $133.7 million, or $5.27 per diluted common share
-	FFO loss of $133.6 million, or $5.26 per diluted common share[1]
-	Adjusted book value per share $7.96, GAAP book value per share $3.81[1]
-	Recorded $99.8 million in loan loss reserves and $24.5 million in losses on restructured loans
-	Recorded impairment of $9.8 million on securities held-to-maturity

Recent Developments Subsequent to December 31, 2009:

-	Agreed to retire all $336 million of debt with Wachovia for $176 million
-	Retired $114 million of trust preferred securities in exchange for CDO bonds and cash

Full Year Highlights:

-	Net loss attributable to Arbor Realty Trust, Inc. of $230.6 million, or $9.11 per diluted common share

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

-	FFO loss of $229.5 million, or $9.06 per diluted common share[1]
-	Recorded $241.3 million in loan loss reserves and $57.6 million in losses on restructured loans
-	Restructured and reduced substantially all short-term debt and agreed to retire, at a significant discount, the remaining $336 million of debt for $176 million in 2010
-	Amended and restructured all trust preferred securities and retired $114 million in 2010
-	Amended management agreement with external manager
-	Generated gains on early extinguishment of debt of $54.1 million
-	Recorded $48.1 million of net gains from exchange of Prime interest
-	Recorded impairments of $13.0 million on equity investments, $9.8 million on securities held-to-maturity and $4.9 million from a real estate owned asset

Uniondale, NY, February 26, 2010 — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2009. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $133.7 million, or $5.27 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended December 31, 2008 of $108.2 million, or $4.30 per diluted common share. Funds from operations (“FFO”) for the quarter was a loss of $133.6 million, or $5.26 per diluted common share, compared to FFO loss for the quarter ended December 31, 2008 of $107.7 million, or $4.28 per diluted common share.1

Net loss attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2009 was $230.6 million, or $9.11 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2008 of $81.2 million, or $3.54 per diluted common share. FFO for the year ended December 31, 2009 was a loss of $229.5 million, or $9.06 per diluted common share, compared to FFO loss for the year ended December 31, 2008 of $79.3 million, or $3.46 per diluted common share.1

The net balance in the loan and investment portfolio, excluding loan loss reserves, was $2.1 billion at December 31, 2009, compared to $2.2 billion at September 30, 2009. The average balance of the loan and investment portfolio, excluding loan loss reserves, during the fourth quarter of 2009 was $2.2 billion and the average yield on these assets for the quarter was 4.42%, compared to $2.2 billion and 5.36% for the third quarter of 2009. Excluding the effect of reductions in interest income related to the uncollectibility of interest on impaired, non-performing and restructured loans totaling approximately $4.8 million and $0.5 million for the quarters ended December 31, 2009 and September 30, 2009, respectively, the average yield on these assets for the quarter was 5.29%, compared to 5.45% for the third quarter of 2009.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

At December 31, 2009, the balance of debt financing on the loan and investment portfolio was $1.7 billion, as compared to $1.8 billion at September 30, 2009. The average balance of debt financing on the loan and investment portfolio during the fourth quarter of 2009 was $1.8 billion and the average cost of these borrowings was 4.21%, compared to $1.8 billion and 4.49% for the third quarter of 2009. In addition, the fourth quarter of 2009 included $0.1 million of interest expense due to a change in the market value of certain interest rate swaps in accordance with GAAP, as compared to $1.7 million of interest expense in the third quarter of 2009. Excluding the effect of these swaps, the average cost of borrowings for the fourth quarter of 2009 was 4.19%, as compared to 4.12% for the third quarter of 2009.

Debt Retirement

In 2009, as previously disclosed, the Company restructured all of the Company's $374 million of debt with Wachovia Bank, National Association ("Wachovia"). In addition, subsequent to this restructuring, the Company paid down approximately $38 million of this debt during 2009, leaving a remaining balance outstanding of approximately $336 million. In 2010, the Company entered into an agreement with Wachovia to retire all of the $335.6 million of outstanding debt for $176.2 million, representing 52.5% of the face amount of the debt.

The $335.6 million of indebtedness is comprised of $286.1 million of term debt and a $49.5 million working capital facility.  These were the outstanding balances in each facility at the time the parties began negotiations.  The Company can pay off the discounted outstanding amount at any time on or before May 31, 2010 and also has two consecutive 45 day extension options, which would extend the payoff date to August 27, 2010. The agreement provides the Company the ability to apply paydowns of the Wachovia facilities against the discounted payoff amount during the term of the agreement. The Company has made payments of $62.3 million towards the initial discounted payoff amount of $176.2 million, leaving $113.9 million payable to Wachovia under this agreement.  The closing of this agreement is subject to certain closing conditions and the Company's ability to obtain the necessary capital. The Company can make no assurances that it will be able to access sufficient capital on terms and conditions acceptable to the Company.

Also in 2009, as previously disclosed, the Company amended and restructured all of the Company’s junior subordinated notes. In 2010, the Company retired $114.1 million of these junior subordinated notes in exchange for collateralized debt obligation bonds (“CDO bonds”) and $10.5 million in cash.  The CDO bonds were comprised of securities issued by the Company and securities of other issuers with an aggregate face value of $67.3 million that the Company previously acquired for an aggregate purchase price of $22.2 million. Upon completion of this transaction, the Company had an outstanding balance of approximately $175.9 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

In the first quarter of 2010, this transaction is expected to result in the Company recording approximately $65 million of additional CDO debt, of which approximately $42 million represents the portion of the Company’s CDO bonds that were exchanged and approximately $23 million represents the estimated interest due on the bonds through their maturity, a reduction to securities available-for-sale of approximately $0.4 million representing the fair value of CDO bonds of other issuers, and a gain on extinguishment of debt of approximately $26 million.

Other Financing Activity

As of December 31, 2009, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $1.8 billion and borrowings outstanding under such facilities were $1.7 billion.

During the fourth quarter of 2009, the Company reduced its outstanding warehouse and term debt balances by approximately $17.5 million through a combination of loan payoffs, assets being moved into the Company’s CDO vehicles, and the monetization of certain investments. In addition, subsequent to 2009, the Company has further reduced these debt balances by approximately $45.9 million through a combination of loan payoffs and assets being moved into the Company’s CDO vehicles.

The Company is subject to various financial covenants and restrictions by each of the Company’s CDO and credit facilities. The Company believes that it was in compliance with all credit facility financial covenants and restrictions as of December 31, 2009 with the exception of a net worth covenant under the Wachovia facility. The Company has obtained a waiver of this covenant, as well as a waiver of the ratio of liabilities to net worth covenant, until the effective date of the debt retirement agreement with Wachovia described above.

Portfolio Activity

During the fourth quarter of 2009, Arbor purchased one AAA-rated commercial mortgage-backed security at a discounted price of approximately $1.7 million with a face amount of $2.0 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

Also, during the quarter, one loan paid off with an outstanding balance net of reserves of approximately $12 million, resulting in a $3 million loss and six loans had paydowns and reductions totaling approximately $40 million, of which $27 million was related to write downs on the restructuring of two loans. In addition, 10 loans were either refinanced or modified with Arbor totaling $282 million, of which seven loans totaling approximately $214 million were scheduled to repay during the quarter.

Additionally, two loans totaling approximately $66 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At December 31, 2009, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.1 billion, with a weighted average current interest pay rate of 4.95%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.7 billion, with a weighted average interest rate of 3.88% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of December 31, 2009, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable rate loans.

During the fourth quarter of 2009, the Company recorded $99.8 million in loan loss reserves related to 23 loans with a carrying value of approximately $618.3 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At December 31, 2009, the Company’s total loan loss reserves were $326.3 million relating to 31 loans with an aggregate carrying value before reserves of approximately $693.5 million.

The Company had 13 non-performing loans with a carrying value of approximately $110.8 million, net of related loan loss reserves of $115.0 million as of December 31, 2009, compared to nine non-performing loans with a carrying value of approximately $96.9 million, net of related loan loss reserves of $101.0 million as of September 30, 2009. During the fourth quarter of 2009, the Company received a discounted payoff on a $33.1 million non-performing loan, which resulted in a $21.0 million charge-off of previously recorded loan loss reserves and a $2.7 million loss on restructured loans during the quarter. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

In the fourth quarter of 2009, the Company recorded $9.8 million of other-than-temporary impairment, in accordance with GAAP, associated with one of the Company’s securities held-to-maturity, which was reclassified to securities available-for-sale during the quarter. This security represents a CDO bond security issued by another commercial mortgage REIT, which the Company exchanged in 2010 as part of the retirement of its junior subordinated notes. GAAP requires that, when a security is reclassified to securities available-for-sale, the security is recorded at its estimated fair market value and any decline in such value is recorded as other-than-temporary impairment.

Management Fee

The Company’s manager did not earn an incentive management fee for the year ended December 31, 2009. The Company prepaid approximately $7.3 million in incentive management fees to its manager in 2008 related to Prime, of which 50% was paid in cash and 50% was paid in the Company’s common stock. In accordance with the management agreement, the prepaid management fee related to Prime is required to be repaid in two installments of 25% due by December 31, 2010 and 75% due by June 30, 2012, with an option to make either payment in cash and/or the Company’s common stock, provided that at least 50% of the total payment is made in cash. As a result, this amount was reclassified to Due from Related Party. The $7.3 million prepaid management fee will be offset against any future incentive management fees or success-based payments earned by the Company’s manager prior to June 30, 2012.

Dividend

Under the terms of the Company’s debt agreements, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met. Based on the continued difficult economic environment, the Board of Directors has elected not to pay a common stock dividend for the quarter ended December 31, 2009.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. There were no new loans and investments originated during the quarter with equity participation interests.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 383-8008 for domestic callers and (617) 597-5341 for international callers.  The participant passcode for both is 20159616.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through March 26, 2010.  In addition, a telephonic replay of the call will be available until March 5, 2010.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  Please use passcode: 45227796.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found at the end of this release.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$24,657,501	$45,426,176	$117,262,129	$204,135,097
Interest expense	19,062,718	21,296,971	80,102,075	108,656,702
Net interest income	5,594,783	24,129,205	37,160,054	95,478,395

Other revenues:
Property operating income	339,922	-	916,246	-
Other income	9,291	15,799	809,808	82,329
Total other revenues	349,213	15,799	1,726,054	82,329

Other expenses:
Employee compensation and benefits	2,115,882	1,539,815	10,154,276	8,110,003
Selling and administrative	1,648,799	1,455,922	10,505,013	8,197,368
Property operating expenses	477,480	-	1,411,253	-
Depreciation and amortization	68,782	-	94,819	-
Other-than-temporary impairment	9,849,030	4,826,674	10,260,555	17,573,980
Provision for loan losses	99,828,039	124,000,000	241,328,039	132,000,000
Loss on restructured loans	24,451,812	-	57,579,561	-
Management fee - related party	2,000,000	23,730	15,136,170	3,539,854
Total other expenses	140,439,824	131,846,141	346,469,686	169,421,205

Loss from continuing operations before gain on exchange of profits interest, gain on extinguishment of debt, loss on termination of swaps and income (loss) from equity affiliates	(134,495,828)	(107,701,137)	(307,583,578)	(73,860,481)
Gain on exchange of profits interest	-	-	55,988,411	-
Gain on extinguishment of debt	-	-	54,080,118	-
Loss on termination of swaps	-	-	(8,729,408)	-
Income (loss) from equity affiliates	862,451	(178,791)	(438,507)	(2,347,296)

Net loss from continuing operations	(133,633,377)	(107,879,928)	(206,682,964)	(76,207,777)

Loss on impairment of real estate held-for-sale	-	-	(4,898,295)	-
Loss on operations of real estate held-for-sale	-	(191,747)	(377,042)	(582,294)
Loss from discontinued operations	-	(191,747)	(5,275,337)	(582,294)

Net loss	(133,633,377)	(108,071,675)	(211,958,301)	(76,790,071)

Net income attributable to noncontrolling interest	52,084	166,852	18,672,855	4,439,773

Net loss attributable to Arbor Realty Trust, Inc.	$(133,685,461)	$(108,238,527)	$(230,631,156)	$(81,229,844)

Basic loss per common share:
Net loss from continuing operations, net of noncontrolling interest	$(5.27)	$(4.29)	$(8.90)	$(3.52)
Loss from discontinued operations	-	(0.01)	(0.21)	(0.02)
Net loss attributable to Arbor Realty Trust, Inc.	$(5.27)	$(4.30)	$(9.11)	$(3.54)

Diluted loss per common share:
Net loss from continuing operations, net of noncontrolling interest	$(5.27)	$(4.29)	$(8.90)	$(3.52)
Loss from discontinued operations	-	(0.01)	(0.21)	(0.02)
Net loss attributable to Arbor Realty Trust, Inc.	$(5.27)	$(4.30)	$(9.11)	$(3.54)

Dividends declared per common share	$-	$0.24	$-	$2.10

Weighted average number of shares of common stock outstanding:

Basic	25,387,410	25,148,224	25,313,574	22,916,648

Diluted	25,387,410	25,148,224	25,313,574	22,916,648

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
	(Unaudited)
Assets:
Cash and cash equivalents	$64,624,275	$832,041
Restricted cash	27,935,470	93,219,133
Loans and investments, net	1,700,774,288	2,181,683,619
Available-for-sale securities, at fair value	488,184	529,104
Securities held-to-maturity, net	60,562,808	58,244,348
Investment in equity affiliates	64,910,949	29,310,953
Real estate owned, net	8,205,510	46,478,994
Real estate held-for-sale, net	41,440,000	-
Due from related party	15,240,255	2,933,344
Prepaid management fee - related party	19,047,949	26,340,397
Other assets	57,545,084	139,664,556
Total assets	$2,060,774,772	$2,579,236,489

Liabilities and Equity:
Repurchase agreements	$2,657,332	$60,727,789
Collateralized debt obligations	1,100,515,185	1,152,289,000
Junior subordinated notes to subsidiary trust issuing preferred securities	259,487,421	276,055,000
Notes payable	375,219,206	518,435,437
Notes payable-related party	-	4,200,000
Mortgage note payable	41,440,000	41,440,000
Due to related party	1,997,629	993,192
Due to borrowers	6,676,544	32,330,603
Deferred revenue	77,123,133	77,123,133
Other liabilities	97,024,352	134,647,667
Total liabilities	1,962,140,802	2,298,241,821

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,666,810 shares issued, 25,387,410 shares outstanding at December 31, 2009 and 25,421,810 shares issued, 25,142,410 shares outstanding at December 31, 2008	256,668	254,218
Additional paid-in capital	450,376,782	447,321,186
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(293,585,378)	(62,939,722)
Accumulated other comprehensive loss	(53,331,105)	(96,606,672)
Total Arbor Realty Trust, Inc. stockholders’equity	96,693,606	281,005,649
Noncontrolling interest in consolidated entity	1,940,364	(10,981)
Total equity	98,633,970	280,994,668
Total liabilities and equity	$2,060,774,772	$2,579,236,489

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

December 31,2009

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$96,693,606

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	47,372,213

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$202,141,003

Adjusted book value per share	$7.96

GAAP book value per share	$3.81

Common shares outstanding	25,387,410

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net loss attributable to Arbor Realty Trust, Inc., GAAP basis	$(133,685,461)	$(108,238,527)	$(230,631,156)	$(81,229,844)

Add:
Depreciation - real estate owned	68,782	324,576	755,704	751,859
Depreciation - investment in equity affiliates	-	225,154	419,923	1,193,507

Funds from operations ("FFO")	$(133,616,679)	$(107,688,797)	$(229,455,529)	$(79,284,478)

Diluted FFO per common share	$(5.26)	$(4.28)	$(9.06)	$(3.46)

Diluted weighted average shares outstanding	25,387,410	25,148,224	25,313,574	22,916,648

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO.  To date, the Company has not sold any previously depreciated operating properties, which would be excluded from the FFO calculation.  Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2009 Results
February 26, 2010

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

	Initial ART			Current			Approximate				Current
	Investment		Investment	Cash Equity			Square		Property		Debt Balance
Name	Amount		Date	Investment	Profit %		Footage		Type	Location	on Property		Comments

80 Evergreen	$384		3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126		3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,375		Property refinanced July 2005

450 W. 33rd St	1,500		4Q03	1,137	0.58	%(1)	1,746,734		Office	New York City	517,000

Toy Building	10,000		2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-		2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	107,166		Profits interest held in TRS

Richland Terrace Apartments	-		3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	8,934

Ashley Court Apartments	-		3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-		1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	(5)	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220		3Q07	10,220	35.40%		2,163	(3)	Land	Alpine Meadows, CA	34,000		Preferred return of 18% on equity

St. John's Development	500		4Q07	2,028	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-		2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5) As of December 31, 2009, the outstanding balance of this investment was $2.4 million.